Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of BorgWarner Inc. on Form S-8 relating to the BorgWarner Inc. 2004 Stock Incentive Plan of our report dated February 27, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other
Intangible Assets"), incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Chicago, Illinois
January 21, 2005